NINTH ADDENDUM TO LEASE

This Ninth  Addendum to Lease is made and  entered  into the 7th day of January,
2002,   between  Conifer  Prince  street   Associates   (Landlord)  and  Patient
Infosystems, Inc. formerly DSMI Corporation (Tenant).

WITNESSETH: that Tenant currently leases and occupies approximately 7061 square feet of office space at 46 Prince Street, Rochester, New York 14607 pursuant to a Lease Agreement and First, Second, Third, Fourth, Fifth and Sixth, Seventh, and Eighth Addenda To Lease, dated February 22, 1995; August 18, 1995; November 17, 1995; March 28, 1996; October 29, 1996, November 30, 1996, November 24,
1997, and June 16, 1999 and December 2001 respectively.

WHEREAS, Tenant and Landlord desire to extend the Term of the Lease until June 30, 2002 leasing occupied space on the first floor consisting of 5,504 square feet for 6 additional months and leasing occupied space on the lower level of 1557 square feet on a month to month basis.

NOW, THEREFORE, it is mutually agreed upon by Landlord and Tenant to modify Certain provisions of the Lease as follows:

1. Effective upon full execution of this Eighth Addendum to Lease, the Term of the Lease shall be extended for 6 months from January 1, 2002 to June 30, 2002. for 5504 square feet of first floor space. Tenant wishes to occupy lower level of 1557 square feet of space on a month-to-month basis.

2. Tenant agrees to allow Landlord to show both first floor space and lower level space to prospective new tenants with prior notification to Patient Info Systems.

3. Tenant agrees to pay, Base Rent for its' leased premises, consisting of approximately 5504 square feet, and 1557 square feet of month to month space as follows:

                                       Annual             Monthly
            Period             Per Sq.ft.   Base Rent    Base Rent
                               ----------   ---------    ---------
        1/1/2002-/30/2002        $15.60      $7155.20     5504sf
       1/1/2002---month to month $15.60      $2024.10     1557sf


3. Parking permits will be available for 20 cars from 9:00 am - 5:00 pm weekdays and 28 passes for evening and after hours shifts.

5. Effective January 1, 2001, Schedule A-8 shall replace Schedule A7 and Tenant's Pro Rata share of taxes, utilities and insurance will be 18.13% and 5.12% respectfully.

Except as modified above, all other terms and conditions of the Lease Agreement and First, Second, Third, Fourth, Fifth and Sixth Addenda to Lease dated February 22, 1995; August 18, 1995; November 17, 1995; March 28, 1996; October 29, 1996 and November 30, 1996, November 24, 1997, June 16, 1999 and December 2001 respectively, shall remain unchanged and in full force and effect.

Agreed to by:                                Agreed to by:
PATIENT INFOSYSTEMS, INC.                    CONIFER PRINCE STREET ASSOCIATES
formerly DSMI CORPORATION



By:
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By:
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Date:
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Date:
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

                                  SCHEDULE A-8

                             COMMON AREA MAINTENANCE
                                 ADDITIONAL RENT
                                    UTILITIES

Total  Square Footage of Building:     30,375

Square Footage Covered By Lease:        5,504

Tenant's Share Electric:                18.13%

Month to Month portion (additional LL)  1,557
   square feet share ofelectric          5.12%

                                 ADDITIONAL RENT
Heating and Air Conditioning

The heat pump units serving the leased premises shall be individually gauged and the monthly charges shall be calculated as set forth on the attached and further explained as follows:

1. The heat pump units serving the leased premises shall be identified by model number.

2. The actual heat pump operating hours will be recorded for each month (column 3) and multiplied by the energy use factor (column 4) applicable to the heat pump model to establish the total energy units (column 5).

3. The total energy units for all heat pumps is then added to the total auxiliary usage to establish the grand total usage and energy cost (total
     KWH) for the building.

4. The grand total usage and energy cost is multiplied by the utility company's rate per KWH to establish the total cost for kilowatt hours.

5. The total KWH are divided by the total heat pump usage and charges to establish the heat pump hourly rate (column 6).

6. The monthly tenant charge is the heat pump hourly rate multiplied by the total energy units (column 5).

7. Tenant will also pay 18.13% and 5.12% of general usage/common area electric.

                                 ADDITIONAL RENT

                      Real Estate and Insurance Escalation

In addition to the rents set forth in the Lease, and heretofore in this Schedule, with 1995 as the base year, Tenant shall pay 23.25% of the increase in real estate taxes and other government levies in lieu of taxes (payable in October of the following year), and 23.25% of the increase in property and liability insurance premiums (payable in February of the following year).